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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2000, except for Note 15, which is as of March 13, 2000 relating to the consolidated financial statements, which appears in the Annual Report on Form 10-K of ScanSoft, Inc. for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 4, 2000 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


Boston, Massachusetts

November 6, 2000